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                                                                    Exhibit 5.1

                              June 3, 1997

Jacor Communications, Inc.
50 E. RiverCenter Boulevard
12th Floor
Covington, Kentucky 41011

     Re: Sale of 500,000 Shares of Common Stock of Jacor Communications, Inc. Pursuant to the Company's Form S-8 Registration Statement Filed with the Securities and Exchange Commission on June 3, 1997

Gentlemen:

          We have acted as counsel to Jacor Communications, Inc. (the "Company"), a Delaware corporation, in connection with the registration of an additional 500,000 shares of Common Stock of the Company, all of which may be issued and sold under the Company's Amended and Restated 1995 Employee Stock Purchase Plan, as set forth in the S-8 Registration Statement filed by the Company with the Securities and Exchange Commission on June 3, 1997. The Company previously registered 200,000 shares of Common Stock for issuance under the original 1995 Employee Stock Purchase Plan on its Form S-8, Registration No. 33-56385, filed with the Securities and Exchange Commission on November 9, 1994.

          As counsel for the Company, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In addition, we have examined such documents and materials, including the Company's Certificate of Incorporation, Bylaws and other corporate records of the Company, as we have deemed necessary for the purpose of this opinion.

          On the basis of the foregoing, we are of the opinion that the 500,000 shares of Common Stock being offered for sale by the Company are currently validly authorized and, when issued and sold as contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

          We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto.

                                        Sincerely yours,

                                        GRAYDON, HEAD & RITCHEY

                                        By: /s/ RICHARD G. SCHMALZL, ESQ.


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